Exhibit 99.1

NEWS RELEASE
Construction Partners, Inc. Announces Fiscal 2023 First Quarter Results

Revenue Up 20% Compared to Q1 FY2022
Record Backlog of $1.47 Billion
Company Raises Mid-Point of FY2023 Outlook Ranges
DOTHAN, AL, February 9, 2023 – Construction Partners, Inc. (NASDAQ: ROAD) (“CPI” or the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across six southeastern states, today reported financial and operating results for the fiscal quarter ended December 31, 2022.
Fred J. (Jule) Smith, III, the Company’s President and Chief Executive Officer, said, “The demand environment for our infrastructure services remains strong, as evidenced by our continued top-line revenue growth and record project backlog. This growth is supported by healthy state funding programs throughout our southeastern footprint, a steady commercial work environment and the Infrastructure Investment and Jobs Act (IIJA) activity now occurring across our markets. We are pleased with our first quarter, despite above-average precipitation in November and December that impacted fixed cost recovery on our hot-mix asphalt plants and equipment. We are seeing the external environment begin to normalize, and we have a record amount of higher-margin project work to complete during the second half of our year this spring and summer. Therefore, we are revising our annual guidance for fiscal 2023, and after the first quarter, we are right on track.”
Revenues were $341.8 million in the first quarter of fiscal 2023, an increase of 20% compared to $285.0 million in the same quarter last year. The increase included $32.1 million of revenues attributable to acquisitions completed subsequent to December 31, 2021 and an increase of approximately $24.7 million of revenues in the Company’s existing markets from contract work and sales of HMA and aggregates to third parties. The mix of total revenue growth for the quarter was approximately 8.7 percent organic revenue and approximately 11.3 percent from recent acquisitions.
Gross profit was $30.5 million in the first quarter of fiscal 2023, compared to $33.0 million in the same quarter last year.
General and administrative expenses were $29.7 million in the first quarter of fiscal 2023, compared to $24.9 million in the same quarter last year. General and administrative expenses were steady as a percentage of total revenue in the quarter at 8.7%, compared to 8.8% in the same quarter last year.
Net income was $1.9 million in the first quarter of fiscal 2023, compared to $5.5 million in the same quarter last year.
Adjusted EBITDA(1) in the first quarter of fiscal 2023 was $27.6 million, an increase of 4.7% compared to the same quarter last year.
Project backlog was a record $1.47 billion at December 31, 2022, compared to $1.09 billion at December 31, 2021 and $1.41 billion at September 30, 2022.
Smith continued, “During the first quarter, we integrated two strategic acquisitions, a bolt-on company in Nashville, our first entry into the state of Tennessee, and Ferebee Corporation, a platform company for the Charlotte metropolitan area and western North Carolina. Both of these expansions represent excellent new markets for CPI, adding six asphalt plants in two of the fastest-growing areas in the country while expanding our construction workforce. We are thankful for our approximately 4,000 hardworking employees that continue to support our growth throughout the Southeast as they remain focused on job site safety and operational excellence every day. Looking forward, we are excited for the work season ahead as we continue to convert our record project backlog with higher margins. Today we are revising our fiscal year 2023 outlook that reflects higher mid-point ranges than the outlook we provided in November 2022. We are pleased to see the external environment beginning to normalize, and we remain confident in the expectation of continued solid growth supported by strong demand and funding.”
(1) Adjusted EBITDA is a financial measure not presented in accordance with generally accepted accounting principles (“GAAP”). Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Revised Fiscal Year 2023 Outlook
The Company’s outlook for fiscal year 2023 with regard to revenue, net income and Adjusted EBITDA is as follows:
•Revenue in the range of $1.475 billion to $1.550 billion
•Net income in the range of $30 million to $40 million
•Adjusted EBITDA(1) in the range of $145 million to $160 million
Ned N. Fleming, III, the Company’s Executive Chairman, stated, “In our southeastern geographic footprint, the economic conditions, driven by positive demographic trends and increased infrastructure spending, fuel growth in our industry segment and drive sustainable recurring revenue opportunities at a level that is as strong today as we have ever experienced at CPI. As the company continues to consolidate the fragmented HMA sector, driven by sellers’ succession planning considerations and enhanced opportunities for smaller businesses to benefit from CPI’s resources and scale, we continue to expand our geographic footprint and grow relative market share, all of which enhance long-term value for our stakeholders.”
Conference Call
The Company will conduct a conference call on February 10, 2023 at 9:00 a.m. Central Time to discuss financial and operating results for the quarter ended December 31, 2022. To access the call live by phone, dial (412) 902-0003 and ask for the Construction Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through February 17, 2023 by calling (201) 612-7415 and using passcode ID: 13735453#. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at www.constructionpartners.net.

About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across six southeastern states. Supported by its hot-mix asphalt plants, aggregate facilities and liquid asphalt terminal, the company focuses on the construction, repair and maintenance of surface infrastructure. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The company also performs private sector projects that include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe” and “plan.” The forward-looking statements contained in this press release include, without limitation, statements related to financial projections, future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others: our ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of acquisitions, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies; risks related to our operating strategy; competition for projects in our local markets; risks associated with our capital-intensive business; government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters; unfavorable economic conditions and restrictive financing markets; our ability to obtain sufficient bonding capacity to undertake certain projects; our ability to accurately estimate the overall risks, requirements or costs when we bid on or negotiate contracts that are ultimately awarded to us; the cancellation of a significant number of contracts or our disqualification from bidding for new contracts; risks related to adverse weather conditions; our substantial indebtedness and the restrictions imposed on us by the terms thereof; our ability to maintain favorable relationships with third parties that supply us with equipment and essential supplies; our ability to retain key personnel and maintain satisfactory labor relations; property damage, results of litigation and other claims and insurance coverage issues; risks related to our information technology systems and infrastructure; our ability to maintain effective internal control over financial reporting; and the risks, uncertainties and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.
Contacts:
Rick Black / Ken Dennard
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600
- Financial Statements Follow –

Construction Partners, Inc.
Consolidated Statements of Comprehensive Income
(unaudited, in thousands, except share and per share data)

	For the Three Months Ended December 31,
	2022	2021
Revenues	$341,779	$284,964
Cost of revenues	311,283	252,000
Gross profit	30,496	32,964
General and administrative expenses	(29,725)	(24,946)
Gain on sale of property, plant and equipment	168	441
Gain on facility exchange	5,389	—
Operating income	6,328	8,459
Interest expense, net	(3,960)	(1,264)
Other income	34	116
Income before provision for income taxes	2,402	7,311
Provision for income taxes	510	1,800
Net income	1,892	5,511
Other comprehensive (loss) income, net of tax
Unrealized (loss) gain on interest rate swap contract, net	(1,292)	1,445
Unrealized gain on restricted investments, net	36	—
Other comprehensive (loss) income	(1,256)	1,445
Comprehensive income	$636	$6,956

Net income per share attributable to common stockholders:
Basic	$0.04	$0.11
Diluted	$0.04	$0.11

Weighted average number of common shares outstanding:
Basic	51,824,948	51,696,004
Diluted	52,120,584	51,977,974

Construction Partners, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,	September 30,
	2022	2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$43,234	$35,531
Restricted cash	275	28
Contracts receivable including retainage, net	230,310	265,207
Costs and estimated earnings in excess of billings on uncompleted contracts	32,395	29,271
Inventories	79,558	74,195
Prepaid expenses and other current assets	15,343	12,957
Total current assets	401,115	417,189
Property, plant and equipment, net	498,293	481,412
Operating lease right-of-use assets	17,735	13,985
Goodwill	159,949	129,465
Intangible assets, net	15,696	15,976
Investment in joint venture	87	87
Restricted investments	6,737	6,866
Other assets	29,392	30,541
Total assets	$1,129,004	$1,095,521
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$111,752	$130,468
Billings in excess of costs and estimated earnings on uncompleted contracts	57,147	52,477
Current portion of operating lease liabilities	2,316	2,209
Current maturities of long-term debt	12,500	12,500
Accrued expenses and other current liabilities	19,177	28,484
Total current liabilities	202,892	226,138
Long-term liabilities:
Long-term debt, net of current maturities and deferred debt issuance costs	413,018	363,066
Operating lease liabilities, net of current portion	15,748	12,059
Deferred income taxes, net	25,982	26,713
Other long-term liabilities	12,508	11,666
Total long-term liabilities	476,256	413,504
Total liabilities	670,148	639,642
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized and no shares issued and outstanding at December 31, 2022 and September 30, 2022	—	—
Class A common stock, par value $0.001; 400,000,000 shares authorized, 41,376,528 shares issued and 41,368,094 shares outstanding at December 31, 2022, and 41,195,730 shares issued and 41,193,024 shares outstanding at September 30, 2022	41	41
Class B common stock, par value $0.001; 100,000,000 shares authorized, 14,275,867 shares issued and 11,352,915 shares outstanding at December 31, 2022 and September 30, 2022	15	15
Additional paid-in capital	259,051	256,571
Treasury stock, at cost, 8,434 shares of Class A common stock at December 31, 2022 and 2,706 shares of Class A common stock at September 30, 2022, par value $0.001	(178)	(39)
Treasury stock, at cost, 2,922,952 shares of Class B common stock at December 31, 2022 and September 30, 2022, par value $0.001	(15,603)	(15,603)
Accumulated other comprehensive income, net	16,364	17,620
Retained earnings	199,166	197,274
Total stockholders’ equity	458,856	455,879
Total liabilities and stockholders’ equity	$1,129,004	$1,095,521

Construction Partners, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the Three Months Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income	$1,892	$5,511
Adjustments to reconcile net income to net cash, cash equivalents and restricted cash provided by (used in) operating activities:
Depreciation, depletion, accretion and amortization	18,375	15,903
Amortization of deferred debt issuance costs and debt discount	77	57
Unrealized loss (gain) on derivative instruments	1,007	(136)
Provision for bad debt	40	113
Gain on sale of property, plant and equipment	(168)	(441)
Gain on facility exchange	(5,389)	—
Realized loss on sales, calls and maturities of restricted investments	1	—
Equity-based compensation expense	2,480	1,504
Deferred income tax benefit	(302)	(295)
Other non-cash adjustments	(55)	33
Changes in operating assets and liabilities, net of acquisitions:
Contracts receivable including retainage, net	47,072	776
Costs and estimated earnings in excess of billings on uncompleted contracts	(2,498)	1,188
Inventories	(3,467)	(2,529)
Prepaid expenses and other current assets	(315)	(3,514)
Other assets	(343)	(569)
Accounts payable	(23,580)	(10,432)
Billings in excess of costs and estimated earnings on uncompleted contracts	2,314	4,615
Accrued expenses and other current liabilities	(9,661)	(13,816)
Other long-term liabilities	1,404	1,455
Net cash provided by (used in) operating activities, net of acquisitions	28,884	(577)
Cash flows from investing activities:
Purchases of property, plant and equipment	(31,663)	(15,106)
Proceeds from sale of property, plant and equipment	1,607	733
Proceeds from facility exchange	36,422	—
Proceeds from sales, calls and maturities of restricted investments	170	—
Business acquisitions, net of cash acquired	(77,206)	(65,901)
Net cash used in investing activities	(70,670)	(80,274)
Cash flows from financing activities:
Proceeds from revolving credit facility	53,000	70,000
Repayments of long-term debt	(3,125)	(2,500)
Purchase of treasury stock	(139)	(39)
Net cash provided by financing activities	49,736	67,461
Net change in cash, cash equivalents and restricted cash	7,950	(13,390)
Cash, cash equivalents and restricted cash:
Cash, cash equivalents and restricted cash, beginning of period	35,559	57,251
Cash, cash equivalents and restricted cash, end of period	$43,509	$43,861

Supplemental cash flow information:
Cash paid for interest	$4,064	$1,608
Cash paid for operating lease liabilities	$734	$565
Non-cash items:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$4,361	$4,991
Property, plant and equipment financed with accounts payable	$4,953	$6,256

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation, depletion, accretion and amortization, (iv) equity-based compensation expense, (v) loss on the extinguishment of debt, (vi) certain management fees and expenses and (vii) nonrecurring legal settlement costs and associated legal expenses unrelated to the Company’s core operations. Adjusted EBITDA is a supplemental measure of our operating performance that is neither required by, nor presented in accordance with, GAAP. This measure has limitations as an analytical tool and should not be considered in isolation or as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted EBITDA because management uses this measure as a key performance indicator, and we believe that securities analysts, investors and others use this measure to evaluate companies in our industry. Our calculation of Adjusted EBITDA may not be comparable to similarly named measures reported by other companies. Potential differences may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.

The following tables present a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA for the periods presented:

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Quarters Ended December 31, 2022 and 2021
(unaudited, in thousands)

	For the Three Months Ended December 31,
	2022	2021
Net income	$1,892	$5,511
Interest expense, net	3,960	1,264
Provision for income taxes	510	1,800
Depreciation, depletion, accretion and amortization	18,375	15,903
Equity-based compensation expense	2,480	1,504
Management fees and expenses (1)	367	375
Adjusted EBITDA	$27,584	$26,357

(1) Reflects fees and reimbursement of certain out-of-pocket expenses under a management services agreement with an affiliate of SunTx Capital Partners, the Company’s controlling stockholder.

Construction Partners, Inc.
Net Income to Adjusted EBITDA Reconciliation
Fiscal Year 2023 Updated Outlook
(unaudited, in thousands)

	For the Fiscal Year Ending September 30, 2023
	Low	High
Net income	$30,000	$40,000
Interest expense, net	18,700	19,300
Provision for income taxes	10,100	13,400
Depreciation, depletion, accretion and amortization	76,200	77,300
Equity-based compensation expense	8,300	8,300
Management fees and expenses (1)	1,700	1,700
Adjusted EBITDA	$145,000	$160,000

(1) Reflects fees and reimbursement of certain out-of-pocket expenses under a management services agreement with an affiliate of SunTx Capital Partners, the Company’s controlling stockholder.